PROSPECTUS SUPPLEMENT (To Prospectus dated February 13, 2023)	Filed pursuant to Rule 424(b)(5) Under the Securities Act of 1933, as amended Registration No. 333-269477

1,350,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 915,000 Shares of Common Stock

Up to 915,000 Shares of Common Stock underlying Pre-Funded Warrants

ShiftPixy, Inc. is offering 1,350,000 shares of our common stock and pre-funded warrants to purchase up to 915,000 shares of our common stock to an institutional investor pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with the investor. The offering price per share of common stock is $1.10 and the offering price per pre-funded warrant is $1.0999.

The purchase price of each pre-funded warrant is equal to the price per share of common stock, minus $0.0001, and the remaining exercise price of each pre-funded warrant will equal $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of such pre-funded warrants.

In a concurrent private placement, we are also selling to the investor warrants to purchase 2,265,000 shares of our common stock at an exercise price of $1.10 per share. The private placement warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The private placement warrants will become exercisable six months from issuance and will expire five years and six months from the issuance date.

Our common stock is quoted on the Nasdaq Capital Market, or Nasdaq, under the symbol “PIXY.” On October 4, 2023, the last reported sales price of our common stock on Nasdaq was $1.40 per share. There is no established trading market for the pre-funded warrants and we do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

As of October 5, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was $16,219,753 based on 10,601,146 shares of common stock held by non-affiliates on such date and based on the last reported sale price of our common stock on Nasdaq on October 2, 2023, of $1.53 per share. As of the date of this prospectus supplement, we have sold $2,521,762 of securities pursuant to General Instruction I.B.6. of Registration Statement on Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering).

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged A.G.P./Alliance Global Partners, or the financial advisor, as our exclusive financial advisor in connection with this offering. The financial advisor has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the financial advisor the fees set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$1.10	$1.0999	$2,491,409
Financial advisor’s fees (1)	$0.077	$0.077	$174,399
Proceeds to us, before expenses	$1.023	$1.023	$2,317,010

(1)

In addition, we have agreed to pay the financial advisor for certain expenses. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for additional information with respect to the compensation we will pay the financial advisor.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to occur on or about October 10, 2023.

Financial Advisor

A.G.P.

The date of this prospectus supplement is October 5, 2023.

PROSPECTUS SUPPLEMENT

PROSECTUS

You should rely only upon the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the financial advisor has not, authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of these documents or such other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the securities offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.”

As used in this prospectus supplement and the accompanying prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “ShiftPixy,” or the “Company” refer to ShiftPixy, Inc. and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Company Overview

We are a human capital management (“HCM”) platform. We provide payroll and related employment tax processing, human resources and employment compliance, employment related insurance, staffing and other employment administrative services solutions for our business clients (“clients” or “operators”) and shift work or “gig” opportunities for worksite employees (“WSEs” or “shifters”). As consideration for providing these services, we receive service, administrative or processing fees that are typically calculated as a percentage of a gross payroll applicable to workers that are assigned to provide services in employment for clients. The level of our service and administrative fees is dependent on the nature and extent of the services provided to our clients which ranges from basic payroll processing to a full suite of human resources information systems (“HRIS”) technology and staffing. Our primary operating business metric is gross billings, which typically consists of the payroll costs attendant to the workers assigned to clients, which includes, in addition to payroll, workers’ compensation insurance premiums, employer taxes, and benefits costs.

Our goal is to be the best online fully-integrated workforce solution and employer services support platform for lower-wage workers and employment opportunities. We have built an application and desktop capable marketplace solution that allows for workers to access and apply for job opportunities created by our clients and to provide traditional back-office services to our clients as well as real-time business information for our clients’ human capital needs and requirements.

We have designed our business platform to evolve to meet the needs of a changing workforce and a changing work environment. We believe our approach and robust technology will benefit from the observed demographic workplace shift away from traditional employee/employer relationships towards the increasingly flexible work environment that is characteristic of the gig economy. We also believe that a significant problem underpinning the lower wage labor crisis is the sourcing of workers and matching temporary or gig workers to short-term job opportunities.

On July 29, 2020, we announced the launch of ShiftPixy Labs, Inc. (“ShiftPixy Labs”), which includes the development of ghost kitchens in conjunction with our wholly owned subsidiary, ShiftPixy Labs. Through this initiative, we intend to bring various food delivery concepts to market that will combine with our HRIS platform to create an easily replicated, comprehensive food preparation and delivery solution. While we intend to reinvigorate ShiftPixy Labs in the future, we have presently suspended ShiftPixy Labs operations so that we can focus at this time on our core competencies associated with our HCM platform.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

Certain risks, uncertainties, and other factors are set forth under “Risk Factors” in this prospectus supplement or incorporated herein by reference to our most recent Annual Report on Form 10-K along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

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THE OFFERING

Securities offered by us

1,350,000 shares of common stock and pre-funded warrants to purchase up to 950,000 shares of common stock. The offering price per share of common stock is $1.10, and the offering price per pre-funded warrant is $1.0999. The pre-funded warrants are exercisable immediately, at an exercise price of $0.0001 per share, and may be exercised at any time until exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.

Common stock to be outstanding after the offering	14,442,191 shares, assuming the exercise of all of the pre-funded warrants.

Use of proceeds

We estimate the net proceeds to us from this offering will be approximately $2.0 million, after deducting the financial advisor fee and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 for a discussion of certain factors that you should consider when evaluating an investment in our securities.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “PIXY.”

The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 12,177,191 shares of common stock outstanding as of October 5, 2023. The number of shares outstanding as of October 5, 2023, as used throughout this prospectus, unless otherwise indicated, excludes, as of that date:

•	2,152,749 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $12.60;

•	10,070 shares issuable upon exercise of outstanding options with a weighted average exercise price of $813.70;

•	59,040 shares issuable to certain of our directors as compensation for accrued services;

•

4,744,234 shares of Preferred Class A Stock issuable (subject to certain conditions, as further set forth in the Company’s 8-K filed August 22, 2023) upon the exercise of options held by the Company’s CEO, which if exercised, will be convertible into 4,744,234 shares of common stock;

•	37,050 shares of Preferred Class A Stock issuable upon the exercise of options, which if exercised, will be convertible into 37,050 shares of common stock; and

•	2,265,000 shares of common stock issuable upon exercise of the warrants to be issued in the concurrent private placement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus before deciding whether to invest in our securities , including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering

We currently intend to use the net proceeds from the sale of our securities under this offering for general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds”). Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock, which may decrease in value.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

You will experience immediate and substantial dilution.

If you purchase securities in this offering, the value of your shares based on our net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At the offering price of $1.10 per share, the purchaser of common stock in this offering will experience immediate dilution of approximately $3.72 per share. See “Dilution.”

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop for the pre-funded warrants.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

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Except as otherwise provided in pre-funded warrants, holders of pre-funded warrants purchased in this offering will have no rights as stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Except as otherwise provided in the pre-funded warrants, until holders of pre-funded warrants acquire our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock will be delisted.

Our common stock currently trades on Nasdaq, where it is subject to various listing requirements. On June 5, 2023, Nasdaq notified us that we are not in compliance with Nasdaq Listing Rule 5550(b)(1) inasmuch as our listed securities have a market value of less than $35 million. In addition, we do not currently meet the alternative compliance standards relating to stockholders’ equity or net income from continuing operations. In addition, on August 2, 2023, Nasdaq notified us that, in view of the recent resignation of an independent director who was a member of the Company’s audit committee, the Company does not presently comply with Nasdaq’s Listing Rule 5605, which requires that a majority of the Company’s board of directors be comprised of independent directors, and that the Company has an audit committee comprised of at least three independent directors. If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $2.0 million, after deducting the financial advisor fee and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

CAPITALIZATION

The following table sets forth our cash, as well as our capitalization, as of May 31, 2023, as follows:

•	on an actual basis; and

•

on a pro forma as adjusted basis, giving effect to issuance and sale of (i) 1,166,667 shares of common stock, 2,066,667 common warrants, and 900,000 pre-funded at the purchase price of $1.50 per share under our public offering that closed on July 14, 2023 (giving effect to the exercise of the pre-funded warrants sold thereunder, after deducting the placement agent fees and estimated offering expenses payable by us thereunder) and (ii) 1,350,000 shares of common stock and 915,000 pre-funded warrants at the purchase price of $1.10 per share in this offering (assuming exercise of the pre-funded warrants sold hereunder, after deducting the financial advisor fees and estimated offering expenses payable by us).

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You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the period ended May 31, 2023, and the related notes thereto, included in our quarterly report on Form 10-Q for the period ended May 31, 2023 and incorporated by reference in this prospectus.

	Actual	Pro forma as adjusted
Cash	$144,000	$4,704,000
Total liabilities	$52,983,000	$52,983,000
Stockholders’ deficit:
Preferred stock, 50,000,00 authorized shares; $0.0001 par value: 0 shares issued and Outstanding	$0	$0
Common stock, 750,000,000 authorized shares; $0.0001 par value; 10,110,524 shares issued and outstanding, actual, 14,442,191 shares issued and outstanding, pro forma as adjusted	$6,000	$6,000
Additional paid-in capital	$168,967,000	$173,527,000
Accumulated deficit	$(211,372,000)	$(21,372,000)
Total stockholders’ deficit	$(42,399,000)	$(37,839,000)

The information above is based on 10,110,524 shares of common stock outstanding as of May 31, 2023, and excludes, as of that date:

•	1,252,749 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $35.68;

•	10,003 shares issuable upon exercise of outstanding options with a weighted average exercise price of $813.70;

•	59,040 shares issuable to certain of our directors as compensation for accrued services;

•	37,050 shares of Preferred Class A Stock issuable upon the exercise of options, which if exercised, will be convertible into 37,050 shares of common stock; and

•	2,265,000 shares of common stock issuable upon exercise of the warrants to be issued in the concurrent private placement.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per share immediately after this offering.

Our net tangible (negative) book value of our common stock as of May 31, 2023 was approximately $(42,399,000) or approximately $(4.19) per share of common stock based upon 10,110,524 shares outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of May 31, 2023. Dilution with respect to net tangible book value per share represents the difference between the amount per share of common stock paid by the purchaser in this offering and the net tangible book value per share immediately after this offering.

After giving effect to the issuance and sale of 1,166,667 shares of common stock, 2,066,667 common warrants, and 900,000 pre-funded at the purchase price of $1.50 per share, under our public offering that closed on July 14, 2023 (giving effect to the exercise of the pre-funded warrants sold thereunder, after deducting the placement agent fees and estimated offering expenses payable by us thereunder), our pro forma net tangible book value as of May 31, 2023 would have been approximately $(39,856,000) or $(3.27) per share.

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After giving effect to the issuance and sale of 1,350,000 shares of common stock and 915,000 pre-funded warrants at the purchase price of $1.10 per share in this offering (assuming exercise of the pre-funded warrants sold hereunder, after deducting the financial advisor fees and estimated offering expenses payable by us), our pro forma as adjusted net tangible book value as of May 31, 2023 would have been approximately $(37,839,000), or $(2.62) per share.

This amount represents an increase in the net negative tangible book value of $0.65 per share to our existing shareholders and an immediate dilution in net negative tangible book value of $3.72 per share to the investor purchasing common stock in this offering. The following table illustrates this per share dilution:

Offering price per share of common stock	$1.10
Pro forma net tangible negative book value per share as of May 31, 2023	$(3.27)
Increase in net tangible book value per share as a result of this offering	$0.65
Pro forma as adjusted net tangible book value per share as of May 31, 2023 after this offering	$(2.62)
Dilution in net tangible book value per share to investor in this offering	$3.72

The information above is based on 10,110,524 shares of common stock outstanding as of May 31, 2023, and excludes, as of that date:

•	1,252,749 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $35.68;

•	10,070 shares issuable upon exercise of outstanding options with a weighted average exercise price of $813.70; and

•	59,040 shares issuable to certain of our directors as compensation for accrued services; and

•	2,265,000 shares of common stock issuable upon exercise of the warrants to be issued in the concurrent private placement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 1,350,000 shares of our common stock and 915,000 pre-funded warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 8 of the accompanying prospectus.

Pre-funded Warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants and is subject in all respects to the provisions contained in the pre-funded warrants.

The pre-funded warrants will be issued as an individual warrant agreement to the investor in this offering. You should review the form of pre-funded warrant, filed as an exhibit to the Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the pre-funded warrants. The following brief summary of the material terms and provisions of the pre-funded warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of pre-funded warrant.

The pre-funded warrants will be exercisable upon issuance until they are exercised in full. The pre-funded warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at the holder’s option, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise, or (if there is not such time an effective registration statement for the issuance of the shares underlying the pre-funded warrants, or for the resale of such shares) through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

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The exercise price per whole share of common stock purchasable upon exercise of the pre-funded warrants is $0.0001. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder would beneficially own a number of shares of common stock in excess of 9.99% of the shares of our common stock then outstanding after giving effect to such exercise.

In the event of a fundamental transaction, as described in the form of pre-funded warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

There is no established trading market for the pre-funded warrants and we do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrants.

PRIVATE PLACMENT OF WARRANTS

Concurrently with the closing of the sale of shares of common stock and pre-funded warrants in this offering, we will issue to the investor warrants to purchase an aggregate of 2,265,000 shares of common stock (100% of the number of shares and pre-funded warrants sold in the offering).

Each warrant will become exercisable six months from issuance and will expire five years and six months from the issuance date at an initial exercise price of $1.10 per share. A holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, which may be increased upon 61 days’ written notice by the holder, up to a maximum of 9.99%. The warrants may be exercised on a cashless basis in the event there is not an effective registration statement for the issuance to, or the resale by, the holder for the underlying shares. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

In the event of a fundamental transaction, as described in the form of warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

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We are required within 90 days of the offering to file a registration statement providing for the resale of the shares of common stock issuable upon the exercise of the warrants, and to use commercially reasonable efforts to cause such registration to become effective within 30 days (60 days in the event the SEC reviews the registration statement) of the filing date.

The warrants and underlying shares will be issued and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, investors may exercise the warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act, or an available exemption under the Securities Act.

There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market.

The foregoing description of the warrant is only a summary, does not purport to be complete and is qualified in their entirety by reference to the form of warrant, which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering and is incorporated herein by reference.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with an investor pursuant to which we will sell to the investor 1,350,000 shares of common stock and 915,000 pre-funded warrants.

The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type.

We engaged A.G.P./Alliance Global Partners, to act as our financial advisor for the offering pursuant an engagement agreement dated October 5, 2023, to solicit offers to purchase the securities in this offering. The financial advisor is not purchasing or selling any of the securities we are offering, and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

The financial advisor proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to investors through a securities purchase agreement directly between the purchaser and us. We established the price following negotiations with the financial advisor and the prospective investor and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. We anticipate that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

•	We will receive funds in the amount of the aggregate purchase price;

•	The financial advisor will receive the financial advisor fees; and

•	We will deliver the securities to the investor.

We have agreed to pay the financial advisor a cash fee of 7.0% of the gross proceeds the Company receives in the offering. We also agreed to pay the financial advisor $75,000 for its legal expenses in connection with the offering.

We estimate the total expenses of this offering paid or payable by us, other than the financial advisor fees and expense reimbursements, will be approximately $300,000.

We have agreed to indemnify the financial advisor and specified other persons against certain liabilities relating to or arising out of the financial advisor’s activities under the financial advisory agreement, including liabilities under the Securities Act, and to contribute to payments that the financial advisor may be required to make in respect of such liabilities.

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The financial advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The financial advisor will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the financial advisor. Under these rules and regulations, the financial advisor may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the financial advisor has in the past and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may in the future receive customary fees and commissions.

We have agreed, subject to limited exceptions, for a period of 45 days from the closing date of the offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock. We also agreed not to engage in any variable rate transactions (as defined in the purchase agreement) for a period of six months from the closing of the offering.

The transfer agent for our common stock to be issued in this offering is VStock Transfer, LLC.

The foregoing description of the financial advisory agreement and purchase agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the financial advisory agreement and purchase agreement, copies of which are attached as exhibits to our Current Report on Form 8-K filed with the SEC in connection with this offering and are incorporated herein by reference.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York state law. The enforceability of the pre-funded warrants will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The validity of the securities offered hereby will be passed upon for us by Bailey, Stock, Harmon, Cottam, Lopez LLP, Cheyenne, Wyoming. The financial advisor is being represented by The Crone Law Group P.C., New York, New York in connection with this offering.

EXPERTS

The consolidated financial statements of ShiftPixy, Inc. at August 31, 2022 and 2021 appearing in our Annual Report on Form 10-K for the year ended August 31, 2022, as amended by our Annual Report on Form 10-K/A for the year ended August 31, 2022, have been audited by Marcum LLP, an independent registered public accountant, as set forth in its report thereon included therein, which include an explanatory paragraph as to the Company’s ability to continue as a going concern and which are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our securities, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at www.shiftpixy.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference into this prospectus are:

•

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, filed with the SEC on December 13, 2022, as amended by our Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended August 31, 2022, filed with the SEC on December 14, 2022, as amended by our Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended August 31, 2022, filed with the SEC on February 2, 2023, as amended by our Annual Report on Form 10-K/A (Amendment No. 3) for the fiscal year ended August 31, 2022, filed with the SEC on February 9, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2022, filed on January 23, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2023, filed on April 14, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2023, filed on July 17, 2023;

•

Our Current Reports on Form 8-K and 8-K/A filed on September 6, 2022, September 8, 2022, September 21, 2022, September 23, 2022, October 3, 2022, December 5, 2022, December 19, 2022, January 9, 2023, January 20, 2023, February 21, 2023, March 8, 2023, March 9, 2023, May 26, 2023, June 6, 2023, June 8, 2023, July 14, 2023, July 27, 2023, August 3, 2023, August 22, 2023, September 18, 2023, September 26, 2023, and September 29, 2023;

•	Our definitive proxy statement on Schedule 14A filed on January 11, 2023; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on June 28, 2017.

All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: ShiftPixy, Inc., Attention: Corporate Secretary, 4101 NW 25th Street, Miami, Fl 33142, phone number (888) 798-9100.

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PROSPECTUS

$100,000,000

SHIFTPIXY, INC.

COMMON STOCK

WARRANTS

RIGHTS

UNITS

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $100,000,000 of our securities in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offered.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PIXY”. On January 27, 2023, the closing price of our common stock was $11.55 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus was approximately $24,563,480, based on 9,671,196 shares of common stock outstanding, 1,062,894 of which were held by non- affiliates, and a per share price of $23.11 based on the closing sale price of our common stock on December 20, 2022. We have sold no securities pursuant to General Instructions I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risk. See the section entitled “Risk Factors” on page 7 in this prospectus and the risk factors that may be included in the applicable prospectus supplement and in our periodic reports and other documents we file with the Securities and Exchange Commission that are incorporated by reference herein for a discussion of factors you should consider before buying our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated February 13, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process. Under the shelf registration process, over the three-year period (or such longer period permitted under SEC rules) from the effective date of the registration statement, using this prospectus, together with a prospectus supplement, we may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Available Information” and “Information Incorporated by Reference” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed, or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In connection with this offering, no person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “ShiftPixy,” and “the Company” refer to ShiftPixy, Inc., a Wyoming corporation, and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

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Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. We have also filed a registration statement on Form S-3 with the Commission. This prospectus, which forms part of the registration statement, does not have all of the information contained in the registration statement. The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement. The website address is: http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, as amended by our Annual Report on Form 10-K/A for the fiscal year ended August 31, 2022;
•	Our Current Reports on Form 8-K filed on September 6, 2022, September 8, 2022, September 21, 2022, September 23, 2022, October 3,2022, December 5, 2022, December 19, 2022, January 9, 2023, and January 20, 2023;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2022 filed on January 23, 2023;
•	Our definitive proxy statement on Schedule 14A filed on January 11, 2023; and
•	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on June 28, 2017.

All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

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You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: ShiftPixy, Inc., Attention: Corporate Secretary, 13450 W. Sunrise Blvd., Suite 650, Sunrise, FL 33233, phone number (888) 798-9100.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

About Us—Business Overview

We are a human capital management ("HCM") platform. We provide payroll and related employment tax processing, human resources and employment compliance, employment related insurance, and employment administrative services solutions for our business clients (“clients” or “operators”) and shift work or “gig” opportunities for worksite employees (“WSEs” or “shifters”). As consideration for providing these services, we receive administrative or processing fees as a percentage of a client’s gross payroll. The level of our administrative fees is dependent on the services provided to our clients which ranges from basic payroll processing to a full suite of human resources information systems ("HRIS") technology. Our primary operating business metric is gross billings, consisting of our clients’ fully burdened payroll costs, which includes, in addition to payroll, workers’ compensation insurance premiums, employer taxes, and benefits costs.

Our goal is to be the best online fully-integrated workforce solution and employer services support platform for lower-wage workers and employment opportunities. We have built an application and desktop capable marketplace solution that allows for workers to access and apply for job opportunities created by our clients and to provide traditional back-office services to our clients as well as real-time business information for our clients’ human capital needs and requirements.

We have designed our business platform to evolve to meet the needs of a changing workforce and a changing work environment. We believe our approach and robust technology will benefit from the observed demographic workplace shift away from traditional employee/employer relationships towards the increasingly flexible work environment that is characteristic of the gig economy. We believe this change in approach began after the 2008 financial crisis and is currently being driven by the labor shortage created out of the COVID-19 economic crisis. We also believe that a significant problem underpinning the lower wage labor crisis is the sourcing of workers and matching temporary or gig workers to short-term job opportunities.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement or in this prospectus, together with all the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement. In particular, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” and elsewhere included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, as amended by our Annual Report on Form 10-K/A for the fiscal year ended August 31, 2022, and in our Quarterly Report on Form 10-Q for the period ended November 30, 2022, which are incorporated by reference in this prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

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USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement we intend to use the net proceeds from the sale of our securities for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 750,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, par value $0.0001. The Company does not currently have any outstanding shares of preferred stock.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our board of directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s articles of incorporation.

Subject to the rights of preferred stockholders (if any), holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC.

Listing

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “PIXY”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with any common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

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•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including in the case of warrants for the purchase of common stock, the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our stockholders for the purchase of shares of our common stock. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferrable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

•	in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the extent to which the rights are transferrable;

•	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	a discussion of material federal income tax considerations;

•	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and

•	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

•	The terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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•	A description of the terms of any unit agreement governing the units; and

•	A description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions;

•	directly to purchasers;
•	through agents;
•	directly to our stockholders, including as a dividend or distribution or in a subscription rights offering;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	to or through underwriters or dealers; or
•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any initial public offering price;
•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, in connection with their participation in our offerings.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These s ales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriters, dealers and agents, and their associates and affiliates may engage in transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business for which they receive compensation. We will describe in an accompanying prospectus supplement the identity of any such underwriters, dealers and agents and the nature of any such relationships. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

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Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may pledge or grant a security pursuant to this prospectus.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently a market for our common stock which is traded on The Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will be maintained for the offered securities.

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Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Bailey, Stock, Harmon, Cottam, Lopez LLP, Cheyenne, Wyoming. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ShiftPixy, Inc. at August 31, 2022 and 2021 appearing in our Annual Report on Form 10-K for the year ended August 31, 2022, as amended by our Annual Report on Form 10-K/A for the year ended August 31, 2022, have been audited by Marcum LLP, independent registered public accountants, as set forth in its report thereon included therein, which include an explanatory paragraph as to the Company’s ability to continue as a going concern and which are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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1,350,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 915,000 Shares of Common Stock

Up to 915,000 shares of Common Stock underlying Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Financial Advisor

A.G.P

October 5, 2023